SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:
September 27, 2006

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TRADESTAR SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-51229 (Commission File Number)	51-0482104 (I.R.S. Employer Identification No.)

3451-A Candelaria NE Albuquerque, New Mexico (Address of principal executive offices)		87107 (Zip code)

Registrant’s telephone number, including area code:(505) 872-3133

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 26, 2006, the Board of Directors of Tradestar Services, Inc. (the “Company”) announced that Clarence J. Downs had resigned from its Board of Directors effective immediately and that Michael W. Hopkins was elected to the Board of Directors. Mr. Downs, 53, had previously served as President & Chief Executive Officer of the Company from January 2004 to May 23, 2006, at which time he resigned from those positions.

Mr. Hopkins, 58, is Vice President - Business Development of CYMRI, L.L.C., successor to The CYMRI Corporation, which was acquired by the Company on May 23, 2006. Mr. Hopkins’ primary responsibilities are with CYMRI’s wholly-owned subsidiary, Petroleum Engineers, Inc. (“PEI”), which performs petroleum engineering services for customers in North and South America. He was previously employed by Crosstex Energy Services and several oilfield service companies with operations in Louisiana, Mississippi, and Texas.

Item 8.01 Other Events.

Effective September 27, 2006, the Company relocated its corporate headquarters from Albuquerque, New Mexico to Houston, Texas. The Company’s new address is Three Riverway, Suite 1500, Houston, Texas 77056. Its new telephone number is (713) 479-7000.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRADESTAR SERVICES, INC.
By:	/s/ Frederick A. Huttner
Frederick A. Huttner
Chief Executive Officer

By:	/s/ Kenneth L. Thomas
Kenneth L. Thomas
Chief Financial Officer
September 27, 2006

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